Exhibit 99.1

HF2 FINANCIAL MANAGEMENT INC.

AUDIT COMMITTEE CHARTER

A.	Introduction

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of HF2 Financial Management Inc. (the “Company”). At least annually, the Committee shall review and reassess the adequacy of this charter and recommend any proposed changes to the Board for its approval.

B.	Membership of Committee

The Committee shall be composed of such number of directors that satisfy the independence requirements of The Nasdaq Stock Market, LLC (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), subject to the phase in rules that may be applicable.

All Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. No Committee member may have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication to satisfy the requirements of Nasdaq within the time period prescribed by Nasdaq. At least one member of the Committee shall be an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual report on Form 10-K.

The members of the Committee shall be appointed by the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board. The chairman of the Committee shall be designated by the Board, or, if it does not do so, by a majority vote of the full Committee. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

C.	Meetings

The Committee shall meet separately from the Board and as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or its registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

Except as otherwise provided by the certificate of incorporation or by-laws of the Company, the frequency, location and operation of meetings, and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board. The Committee shall also meet as often as it shall determine, but no less than quarterly, with management, the chief internal auditor and the Company’s independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

D.	Purposes of the Committee

The purpose of the Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, the Company’s registered public accounting firm and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

E.	Responsibilities and Processes

The primary responsibility of the Committee is to select, and ensure the independence of, the Company’s registered public accounting firm, oversee the Company’s financial reporting process on behalf of the Board, oversee the effectiveness of internal control over financial reporting, establish procedures for the receipt and treatment of complaints regarding accounting, internal accounting controls or auditing matters, report the results of its activities to the Board and perform such other duties and responsibilities set forth under the SEC rules, the Nasdaq rules and any other applicable regulatory requirements. Management is responsible for preparing, presenting and for the integrity of the Company’s financial statements, for the appropriateness of accounting principles and reporting policies used by the Company, and for establishing and maintaining internal controls over financial reporting. The Company’s registered public accounting firm is responsible for auditing those financial statements and the internal controls over financial reporting, and for reviewing the Company’s unaudited interim financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Committee is responsible for the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel or other advisors and to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Company also shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1. Relating to the Registered Public Accounting Firm

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The Committee shall have a clear understanding with management and the Company’s registered public accounting firm that such firm is ultimately accountable, and must report directly, to the Committee, as the representative of the Company’s stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), terminate and replace any registered public accounting firm. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall have the sole authority to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall be responsible for the oversight of any registered public accounting firm, including the resolution of any disagreements between management and such firm regarding financial reporting or other matters.

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The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the Company’s registered public accounting firm. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by any registered public accounting firm, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On an annual basis, the Committee shall consider whether the provision of non-audit services by the Company’s registered public accounting firm, on an overall basis, is compatible with maintaining such firm’s independence from management.

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The Committee shall discuss with the auditors their independence from management and the Company, and shall review all written disclosures required by the Independence Standards Board and the Public Company Accounting Oversight Board (the “PCAOB”) to be provided by the Company’s registered public accounting firm. The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules. The Audit Committee shall cause the Company to refrain, without the approval of the Audit Committee, from hiring any partner, manager or senior accountant of the Company’s independent auditor within two years of that person’s performance of audit services for the Company.

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The Audit Committee shall obtain and review, at least annually, a report by the Company’s independent auditor describing (a) the independent auditing firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the auditor and the Company (to assess the auditor’s independence).

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The Committee shall review and discuss with the Company’s independent auditors any other matters required to be discussed by PCAOB Auditing Standards No. 16, Communications with Audit Committees, including, without limitation, the auditors’ evaluation of the quality of the Company’s financial reporting, information relating to significant unusual transactions and the business rationale for such transactions and the auditors’ evaluation of the Company’s ability to continue as a going concern.

2. Relating to Audits and Financial Statements

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The Committee shall review and discuss with the Company’s registered public accounting firm (a) the overall scope, timing and plans for the annual audit; (b) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process; (c) any significant risks identified during the auditors’ risk assessment procedures; and (d) when completed, the results, including significant findings, of the annual audit. In addition, the Committee shall review and discuss with management and the Company’s registered public accounting firm the adequacy and effectiveness of the accounting and financial controls and procedures, including the Company’s system to monitor and manage financial statement risk, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s financial controls and procedures and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such financial controls and procedures.

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The Committee shall review with management and the Company’s registered public accounting firm the audited financial statements (including management’s discussion and analysis contained therein) to be included in the Company’s Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Company’s registered public accounting firm under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the SEC.

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The Committee shall similarly review the interim financial statements, including earnings, with management and the Company’s registered public accounting firm prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Company’s registered public accounting firm under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

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The Committee shall discuss with the Company’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee also shall obtain from the Company’s registered public accounting firm assurance that management and the audit committee have taken timely and appropriate remedial actions with respect to illegal acts, if any, that have been brought to their attention by the registered public accounting firm.

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The Committee shall review each report of the Company’s registered public accounting firm, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Company’s registered public accounting firm; and (c) other material written communications between the Company’s registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

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The Committee’s review of the financial statements shall include (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (b) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments (including the effect of alternative GAAP methods on the financial statements); (c) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (d) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (e) the completeness and clarity of the disclosures in the financial statements.

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Prior to the Company’s filing of its Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), the Committee shall receive the report of the independent auditors and shall review and discuss with the independent registered public accountants, all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

•	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3. Relating to Internal Controls Over Financial Reporting

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The Committee shall review and discuss with management, the internal auditors, if any, and the registered public accountants management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, if applicable, including any significant deficiencies or material weaknesses identified.

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The Committee shall review and discuss with the registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the registered public accountants’. The Committee shall review the disclosures describing any identified material weaknesses and management’s remediation plans for clarity and completeness.

•	The Committee shall review and discuss with management its process for performing its required quarterly and annual certifications under Section 302 of the Sarbanes-Oxley Act.

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The Committee shall review and discuss with management, the internal auditors, if any, and the registered public accountants any (a) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed; and (b) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

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The Committee shall review and discuss management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each year and the independent registered public accountants’ report on the effectiveness of internal control over financial reporting.

4. Relating to Other Compliance Matters

•	The Committee shall review with senior management the Company’s overall anti-fraud programs and controls.

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The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

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The Committee shall review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures, including, without limitation, the Company’s related-party transaction policy, and to develop policies and procedures for the Committee’s approval of related party transactions.

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In the event the Committee is made aware of any allegation of fraud relating to the Company and/or any of its officers, directors or employees that the Committee deems could be material to the Company’s business or operations, the Committee shall (a) convene a meeting of the Committee to review such allegation; and (b) if the Committee deems it necessary or advisable, it shall engage independent counsel to assist in an investigation, including, if the Committee and such counsel deem it necessary or advisable, an investigation to determine whether such allegation implicates any violation of Section 10A of the Exchange Act. If pursuant to such investigation the Committee discovers that a material fraud has occurred, the Committee shall (a) assess the Company’s internal controls and implement such remedial measures as it determines necessary or advisable; (b) take appropriate action against the perpetrator(s) of such fraud; and (c) cause the Company to make appropriate disclosures relating to the matter in the Company’s periodic reports filed with the SEC or otherwise.

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The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by Nasdaq or the SEC.

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The Committee shall also be designated as the committee of the Board of Directors that shall receive, review and take action with respect to any reports by attorneys, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, of evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Company or one of its agents.

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The Committee shall review and approve reimbursement of reasonable out-of-pocket expenses incurred by the Company’s sponsors, officers, directors, advisory board members or any of their affiliates in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and consummating an initial business combination as well as traveling to and from the offices or similar locations of prospective target businesses to examine their operations. However, any reimbursements and payments made to members of the Committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

•	The Committee shall engage in an annual self-assessment with the goal of continuous improvement.

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The Committee shall review the Company’s compliance and ethics programs, including the consideration of regulatory and legal requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code.

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The Committee shall have the authority to retain such outside counsel, accountants, experts, and other advisors that it deems appropriate to assist the Company in the performance of its functions. The Committee shall be provided with appropriate funding, as determined by the Committee, for payment of compensation to such outside counsel, accountants, experts and other advisors.

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The Committee shall review the requirements set forth in the Company’s charter as it relates to related-party party transaction at each quarterly meeting of the Committee to determine compliance by the Corporation with the requirements therein. In addition, the Committee shall review the terms of all agreements (the “IPO Agreements”) between the Corporation and any of its officers or directors included as exhibits to the registration statement filed by the Corporation with the SEC to register the Company’s common stock sold in connection with its initial public offering at each quarterly meeting of the Committee to determine whether the parties to each IPO Agreement are in compliance. If any noncompliance is identified, then the Committee shall immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the requirements of the Company’s charter or the terms and provisions of each IPO Agreement.

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The Committee shall perform any other activities consistent with this charter, the Company’s by-laws and governing law, as required under applicable laws or regulations, or as the Committee or the Board otherwise deem necessary or appropriate.

F.	Clarification of Audit Committee’s Role

The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.